Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 2-99637) and in the Registration Statements on Form S-8 (Nos. 2-17757; 2-25410; 2-31632; 2-47195; 2-53255; 2-53257; 2-68734; 2-68809; 2-69195; 2-69202; 2-69259; 2-
70247; 2-71043; 2-72234; 2-72235; 2-76292; 2-81497; 2-81907; 2-92614; 2-
92616; 2-92617; 33-10913; 33-10916; 33-33372; 33-35845; 33-36846; 33-44212)
of M/A-COM, Inc. of our report dated November 15, 1994, which appears on page 45 of this Form 10-K.

PRICE WATERHOUSE LLP
December 21, 1994